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                                                                     EXHIBIT 5.1


                               November 26, 1997

LECG, Inc.
2000 Powell Street
Suite 600
Emeryville, CA  94608

     Re:  Registration Statement on Form S-1
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission (the "Commission") on October 16, 1997 (as such may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 5,750,000 shares of your Common Stock (the "Shares"). The Shares, which include up to 750,000 shares of Common Stock issuable pursuant to an over-allotment option granted to the underwriters (the "Underwriters"), are to be sold to the Underwriters as described in such Registration Statement for sale to the public. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares.

     Based on the foregoing, it is our opinion that, upon approval by the pricing committee duly authorized by the Company's Board of Directors, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto, which has been approved by us as such may be further amended or supplemented, or incorporated by reference in any registration statement relating to the prospectus filed pursuant to Rule 462(b) of the Act.

                              Very truly yours,

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation

                              /s/ WILSON SONSINI GOODRICH & ROSATI
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